UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2009
Nissan Auto Receivables Corporation II
(Depositor)
Nissan Auto Receivables 2009-1 Owner Trust
(Issuing Entity)

(Exact name of Registrant as Specified in its Charter)

Delaware	333-138931-05	36-7511330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE NISSAN WAY
ROOM 5-124
FRANKLIN, TENNESSEE	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 725-1121
None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On February 19, 2009, Nissan Auto Receivables Corporation II (“NARC II”) and Nissan Motor Acceptance Corporation (“NMAC”) entered into an Underwriting Agreement with Barclays Capital Inc. (“Barclays”), for the issuance and sale of notes of Nissan Auto Receivables 2009-1 Owner Trust, a Delaware statutory trust established by a Trust Agreement dated as of February 18, 2009, as amended and restated by an Amended and Restated Trust Agreement dated February 27, 2009, by and between NARC II, as depositor, and Wilmington Trust Company, as owner trustee, in the following classes: Class A-1, Class A-2 and Class A-3 (collectively, the “Notes”). The Notes have an aggregate principal balance of $1,072,600,000. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-138931). It is anticipated that the Notes will be issued on or about February 27, 2009.
          Attached as Exhibit 1.1 is the Underwriting Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits
     The exhibits number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated February 19, 2009, among NARC II, NMAC and Barclays.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES 2009-1 OWNER TRUST

By:	Nissan Auto Receivables Corporation II

	By:	/s/ Rakesh Kochhar

Name: Rakesh Kochhar
Title: Treasurer
Date: February 23, 2009

EXHIBIT INDEX
Item 601(a) of Regulation S-K

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated February 19, 2009, among NARC II, NMAC and Barclays.